UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 8, 2012

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2012, TechPrecision Corporation (the “Company”) announced that Mr. Stanley Youtt, who served as Chief Executive Officer of Ranor, Inc., a wholly owned subsidiary of the Company (“Ranor”) will transition into a new position as Ranor’s Executive Vice President of Special Projects, primarily focused on executing plans for special projects.  The Company has hired Bob Francis to serve as President and general manager of Ranor, effective February 8, 2012, to fill the vacancy created by Mr. Youtt’s transition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Engagement of Stanley Youtt as Executive Vice President of Special Projects of Ranor

The Company and Ranor entered into a letter agreement (the “Letter Agreement”) with Mr. Youtt that amends his existing employment agreement, dated February 1, 2009, by and between Ranor and Mr. Youtt (the “Employment Agreement”), setting forth the terms of his service as Ranor’s Executive Vice President of Special Projects.  Pursuant to the Letter Agreement, Mr. Youtt will serve as Ranor’s Executive Vice President of Special Projects effective February 8, 2012 for an initial term of three months; thereafter, the Letter Agreement and the terms of employment set forth therein will renew automatically for one-month terms until either party notifies the other of its desire to terminate the employment relationship.  The Company and Ranor, on the one hand, and Mr. Youtt, on the other hand, retain the right to terminate the Letter Agreement and the employment relationship at any time, including during the initial three-month term, by providing written notice of such termination to the non-terminating party thirty days in advance of the desired termination date.  The Letter Agreement provides that Mr. Youtt will receive the same compensation and benefits as he received in his former capacity, including an annual base salary of $220,000, health insurance, and reimbursement of periodic travel-associated expenses pursuant to Ranor’s normal travel and expense policies.

The Letter Agreement confirms certain payments to Mr. Youtt upon termination, as contemplated by the Employment Agreement.  Upon termination of his employment for any reason and subject to Mr. Youtt signing the General Release (as defined below), Ranor will pay Mr. Youtt amounts consistent with his then-current annual base salary rate (less any applicable deductions) on a weekly basis commencing with the first payroll cycle following the termination of his employment, in accordance with Ranor’s customary payroll practices.  Ranor will also provide for the continuation of Mr. Youtt’s then-current health and medical benefits for a period of one year after the termination of his employment.

In addition to the compensation and severance arrangements described above, the Letter Agreement contains customary provisions relating to confidentiality, non-competition, and non-disparagement and provides for the execution of a general release in the form of Exhibit A to the Employment Agreement (“General Release”) upon termination of his employment.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending March 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	TechPrecision Corporation Press Release, dated February 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012	By: /s/ Richard Fitzgerald
Name: Richard Fitzgerald Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	TechPrecision Corporation Press Release, dated February 8, 2012.